UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 26, 2006

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Material Award of Compensation to Named Executive Officers.

On December 22, 2006, Sky Financial Group, Inc. (“registrant”) paid annual cash incentive compensation to certain employees for the fiscal year 2006 under the registrant’s Annual Incentive Compensation Plan. Annual incentive compensation is based on the short-term performance of registrant as measured by certain financial ratios tied to the registrant’s strategic objectives, as further described under the Annual Incentive Compensation heading in the Compensation Committee Report on Executive Compensation section of registrant’s Annual Proxy Statement. With respect to the registrant’s chief executive officer and three of the other four most highly compensated executive officers, the registrant’s board of directors determined to (a) pay annual cash incentive compensation at the maximum level permitted under the Annual Incentive Compensation Plan, which was in excess of the amount called for under the strict terms of the Plan, and (b) pay these amounts in 2006, rather than in the first quarter of the next following fiscal year.

Accordingly, on December 22, 2006, the registrant paid the following amounts as annual cash incentive compensation to the registrant’s chief executive officer and three of its other four most highly compensated executive officers for 2006:

Name/Title	Incentive Compensation
Marty E. Adams	$1,109,967
Chairman, President and CEO
Kevin T. Thompson	$305,507
EVP/Chief Financial Officer
Frank J. Koch	$237,287
EVP/Senior Credit Officer
W. Granger Souder, Jr.	$236,115
EVP/General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2006

SKY FINANCIAL GROUP, INC.

By:	/s/ W. Granger Souder, Jr.
W. Granger Souder, Jr. Executive Vice President / General Counsel and Secretary